 Exhibit 99.1

Netcapital Announces Revenue Growth of 55% for Fiscal Year 2023

Investor conference call to be held tomorrow, July 27, 2023, at 10:00 a.m. ET

BOSTON, MA – July 26, 2023 – Netcapital Inc. (Nasdaq: NCPL, NCPLW) (the “Company”), a digital private capital markets ecosystem, today announced financial results for its fourth quarter and fiscal year 2023 ended April 30, 2023.

“Fiscal 2023 marked a year of strong performance, highlighted by revenue growth of 55% and operating income of more than $2 million,” said Martin Kay, CEO of Netcapital Inc. “The value proposition of our business is becoming more evident as we continue to build scale and deliver a superior experience at a lower cost for issuers. We expect to offer secondary trading in private equities later in this year, a liquidity model that we believe will support expansion of both our investor and issuer communities, and generate a potential new revenue stream for Netcapital. As a back-to-back winner of the Fintech Breakthrough Award in 2022 and 2023, our brand is well-recognized for innovation and excellence, and well-positioned for value creation.”

Fiscal Year 2023 Highlights

●        Revenue growth of 55% year-over-year to $8.5 million as compared to $5.5 million in fiscal 2022

●        Operating income of $2.3 million compared to an operating loss of $1.0 million in fiscal year 2022

●        Paid down $1 million in debt, closed two underwritten public offering for aggregate gross proceeds of $6.7 million, and uplisted to Nasdaq in July 2022

For additional disclosure regarding operating results, please refer to the Annual Report on Form 10-K for the period ended April 30, 2023, which has been filed with the U.S. Securities and Exchange Commission.

Conference Call Information

The Company will host an investor conference call at 10:00 a.m. ET tomorrow, July 27, 2023.

Participant access: 844-985-2012 or 973-528-0138

Conference entry code: 398497

For those unable to participate in the live call, a replay will be made available in the Investors section of the Company’s website.

About Netcapital Inc.

Netcapital Inc. is a fintech company with a scalable technology platform that allows private companies to raise capital online and provides private equity investment opportunities to investors. The company's consulting group, Netcapital Advisors, provides marketing and strategic advice and takes equity positions in select companies with disruptive technologies. The Netcapital funding portal is registered with the U.S. Securities & Exchange Commission (SEC) and is a member of the Financial Industry Regulatory Authority (FINRA), a registered national securities association.

Investor Contact

800-460-0815

ir@netcapital.com

NETCAPITAL INC.

Consolidated Balance Sheets

Assets:	April 30, 2023	April 30, 2022
Cash and cash equivalents	$569,441	$473,925
Related party receivable	—	668
Accounts receivable, net	1,388,500	2,433,900
Prepaid expenses	583,030	5,694
Total current assets	2,540,971	2,914,187

Deposits	6,300	6,300
Note receivable – related parties	202,000	202,000
Purchased technology	15,875,297	15,536,704
Investment in affiliate	240,080	240,080
Equity securities at fair value	22,955,445	12,861,253
Total assets	$41,820,093	$31,760,524

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable
Trade	$578,331	$536,508
Related party	75,204	378,077
Accrued expenses	285,065	229,867
Stock subscription payable	10,000	33,400
Deferred revenue	661	2,532
Interest payable	98,256	222,295
Income taxes payable	174,000	—
Deferred tax liability, net	1,657,000	977,000
Related party debt	15,000	22,860
Secured note payable	350,000	1,400,000
Current portion of SBA loans	1,885,800	1,890,727
Loan payable - bank	34,324	34,324
Convertible notes payable	—	300,000
Total current liabilities	5,163,641	6,027,590

Long-term liabilities:
Long-term SBA loans, less current portion	500,000	495,073
Total Liabilities	5,663,641	6,552,663

Commitments and contingencies	—	—

Stockholders’ equity:
Common stock, $.001 par value; 900,000,000 shares authorized, 6,440,527 and 2,934,344 shares issued and outstanding	6,441	2,934
Capital in excess of par value	30,500,944	22,479,769
Shares to be issued	183,187	244,250
Retained earnings	5,465,880	2,510,908
Total stockholders’ equity	36,156,452	25,237,861
Total liabilities and stockholders’ equity	$41,820,093	$31,760,524

NETCAPITAL INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended	Year Ended
	April 30, 2023	April 30, 2022

Revenues	$8,493,985	$5,480,835
Costs of services	85,038	110,115
Gross profit	8,408,947	5,370,720

Costs and expenses:
Consulting expense	589,349	892,567
Marketing	85,482	95,753
Rent	75,052	47,670
Payroll and payroll related expenses	3,646,490	3,763,845
General and administrative costs	1,740,698	1,602,031
Total costs and expenses	6,137,071	6,401,866
Operating income (loss)	2,271,876	(1,031,146)

Other income (expense):
Interest expense	(93,842)	(126,372)
Debt forgiveness	—	1,904,296
Gain on debt conversion	224,260	—
Amortization of intangible assets	(96,407)	—
Realized loss on sale of investment	(406,060)	—
Unrealized gain on equity securities	1,857,500	3,275,745
Other income	51,645	25,007
Total other income	1,537,096	5,078,676
Net income before taxes	3,808,972	4,047,530

Income tax expense	854,000	544,000
Net income	$2,954,972	$3,503,530

Basic earnings per share	$0.63	$1.31
Diluted earnings per share	$0.63	$1.27

Weighted average number of common shares outstanding:
Basic	4,677,214	2,666,173
Diluted	4,677,464	2,748,480

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

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